Independent Auditors' Consent



The Board of Trustees and Shareholders
The Dreyfus BASIC Massachusetts Municipal Money Market Fund:


We consent to the use of our report for Dreyfus BASIC Massachusetts Municipal Money Market Fund dated July 29, 1996, incorporated by reference herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information.



                              [KPMG Peat Marwick LLP]


New York, New York
November 1, 1996